Exhibit 24

POWER OF ATTORNEY

Each director and/or officer of Farmers National Banc Corp. (the “Corporation”) whose signature appears below hereby appoints KEVIN J. HELMICK and CARL D. CULP, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned and in his or her name, place and stead, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and likewise to sign and file with the Commission any and all amendments (on Form 10-K/A) and exhibits thereto, and any and all applications and documents to be filed with the Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as each of the undersigned could so if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 23rd day of February, 2016.

/s/ Kevin J. Helmick	/s/ Carl D. Culp	/s/ Joseph W. Sabat
Kevin J. Helmick	Carl D. Culp	Joseph W. Sabat
President &CEO	Executive VP, CFO and Treasurer	Controller
(Principal Executive Officer)	(Principal Financial Officer)	(Principal Accounting Officer)
February 23, 2016	February 23, 2016	February 23, 2016
/s/ Gregory C. Bestic	Director
Gregory C. Bestic
/s/ Lance J. Ciroli	Director
Lance J. Ciroli
/s/ Anne Frederick Crawford	Director
Anne Frederick Crawford
/s/ Ralph D. Macali	Director
Ralph D. Macali
/s/ Terry A. Moore	Director
Terry A. Moore
/s/ David Z. Paull	Director
David Z. Paull
/s/ Earl R. Scott	Director
Earl R. Scott
/s/ James R. Smail	Director
James R. Smail
/s/ Gregg Strollo	Director
Gregg Strollo
/s/ Howard J. Wenger	Director
Howard J. Wenger